Exhibit 99.1

Summary Unaudited Pro Forma Condensed Combined Financial Information of Ecolab and Nalco

The accompanying unaudited pro forma interim and annual condensed combined statements of income for the year ended December 31, 2011 (“pro forma information”) combine the historical consolidated statements of income of Ecolab Inc. (“Ecolab”) and historical consolidated statements of operations of Nalco Holding Company (“Nalco”), giving effect to the merger and financing transactions described within as if they had been consummated on January 1, 2010. Certain financial statement line items included in the historical consolidated financial statements of Nalco have been condensed to conform to Ecolab’s financial statement presentation.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with Ecolab considered the acquirer of Nalco. Accordingly, the purchase price consideration from Ecolab to complete the merger with Nalco has been preliminarily allocated to assets and liabilities of Nalco based upon their estimated fair values as of the date of completion of the merger. As of the date hereof, amounts for certain contingent liabilities, certain tangible and intangible assets, certain deferred tax assets and liabilities and non-wholly owned subsidiaries remain subject to change.  A final determination of the fair value of Nalco’s assets and liabilities is expected to be completed in 2012. Accordingly, the unaudited pro forma purchase price adjustments are not final and are subject to further adjustments as additional information becomes available and as additional analyses are performed. Increases or decreases in the fair value of relevant balance sheet amounts may result in adjustments to the balance sheet and/or statements of income.   Ecolab is under no duty to update the pro forma information contained herein.

These unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with Ecolab’s consolidated financial statements and related notes included in Ecolab’s Annual Report on Form 10-K for the year ended December 31, 2011; Ecolab’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 and Nalco’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011.  Ecolab has elected to present supplemental interim and annual periods of pro forma information and pro forma segment information which are not required by the Rules and Regulations of the Securities and Exchange Commission’s governing pro forma information because Ecolab believes that providing this information will be informative to its investors.  Ecolab intends to utilize these unaudited pro forma condensed combined financial statements in Management’s Discussion and Analysis in its 2012 Form 10-Q and Form 10-K filings to provide meaningful comparisons.  The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations. An unaudited pro forma consolidated statement of financial position has not been provided as the most applicable balance sheet that gives effect to the merger and financing transactions described within is the December 31, 2011 balance sheet which can be found in Ecolab’s 2011 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2012.

Unaudited Pro Forma Condensed Combined

Statement of Income

For The Twelve Months Ended December 31, 2011

(millions, except per share data)	Q1-11	Q2-11	Q3-11	Q4-11	FY11

Net Sales	$2,585.6	$2,866.7	$2,967.3	$2,864.3	$11,283.9

Operating Expenses
Cost of Sales	1,393.1	1,549.8	1,604.7	1,578.8	6,126.4	(a)
Selling, general and administrative expenses	956.9	991.4	989.2	983.1	3,920.6	(a)(b)
Special (gains) and charges	(123.1)	32.7	27.1	43.5	(19.8	)(b)
Total operating expenses	2,226.9	2,573.9	2,621.0	2,605.4	10,027.2

Operating Income	358.7	292.8	346.3	258.9	1,256.7

Interest expense, net	64.5	61.8	62.9	62.2	251.4	(c)
Income before income taxes	294.2	231.0	283.4	196.7	1,005.3

Provision for income taxes	109.5	52.0	91.8	77.0	330.3	(b)(d)
Net income including noncontrolling interest	184.7	179.0	191.6	119.7	675.0

Less: Net income attributable to noncontrolling interest	3.4	1.0	2.4	2.7	9.5
Net income	$181.3	$178.0	$189.2	$117.0	$665.5

Earnings attributable to Ecolab per common share
Basic	$0.60	$0.59	$0.63	$0.39	$2.22
Diluted	$0.59	$0.58	$0.61	$0.38	$2.17

Weighted-average common shares outstanding
Basic	300.7	300.4	300.7	299.7	299.7	(e)
Diluted	307.1	307.4	307.8	306.5	306.5	(e)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined

Statement of Income

For The Three Months Ended March 31, 2011

				Pro Forma		Pro Forma
(millions, except per share data)	Ecolab	Nalco	Adjustment (f)	Adjustments		Combined

Net Sales	$1,518.3	$1,061.4	$5.9	$—		$2,585.6

Operating Expenses
Cost of Sales	770.4	617.7	1.4	3.6	(a)	1,393.1
Selling, general and administrative expenses	581.6	331.8	5.2	38.3	(a)	956.9
Special (gains) and charges	14.6	(135.0)	(2.7)			(123.1)
Total operating expenses	1,366.6	814.5	3.9	41.9		2,226.9

Operating Income	151.7	246.9	2.0	(41.9)		358.7

Other (income) expense, net	—	6.1	(6.1)			—
Interest expense, net	13.5	48.1	2.8	0.1	(c)	64.5
Income before income taxes	138.2	192.7	5.3	(42.0)		294.2

Provision for income taxes	44.4	72.3	11.1	(18.3	)(d)	109.5
Net income including noncontrolling interest	93.8	120.4	(5.8)	(23.7)		184.7

Less: Net income attributable to noncontrolling interest	0.2	3.0	0.2	—		3.4
Net income	$93.6	$117.4	$(6.0)	$(23.7)		$181.3

Earnings attributable to Ecolab per common share
Basic	$0.40	$0.85				$0.60
Diluted	$0.40	$0.84				$0.59

Weighted-average common shares outstanding
Basic	232.0	138.7		(70.0	)(e)	300.7
Diluted	235.9	139.9		(68.7	)(e)	307.1

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined

Statement of Income

For The Three Months Ended June 30, 2011

				Pro Forma		Pro Forma
(millions, except per share data)	Ecolab	Nalco	Adjustment (f)	Adjustments		Combined

Net Sales	$1,698.8	$1,175.6	$(7.7)	$—		$2,866.7

Operating Expenses
Cost of Sales	860.8	692.9	(7.1)	3.2	(a)	1,549.8
Selling, general and administrative expenses	609.6	351.4	(6.0)	36.4	(a)(b)	991.4
Special (gains) and charges	30.1	11.0	(8.4)			32.7
Total operating expenses	1,500.5	1,055.3	(21.5)	39.6		2,573.9

Operating Income	198.3	120.3	13.8	(39.6)		292.8

Other (income) expense, net	—	(0.3)	0.3			—
Interest expense, net	13.1	46.4	(0.1)	2.4	(c)	61.8
Income before income taxes	185.2	74.2	13.6	(42.0)		231.0

Provision for income taxes	59.0	14.9	(3.5)	(18.4	)(d)	52.0
Net income including noncontrolling interest	126.2	59.3	17.1	(23.6)		179.0

Less: Net income attributable to noncontrolling interest	0.3	0.9	(0.2)	—		1.0
Net income	$125.9	$58.4	$17.3	$(23.6)		$178.0

Earnings attributable to Ecolab per common share
Basic	$0.54	$0.42				$0.59
Diluted	$0.53	$0.42				$0.58

Weighted-average common shares outstanding
Basic	231.6	138.8		(70.0	)(e)	300.4
Diluted	236.1	140.0		(68.7	)(e)	307.4

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined

Statement of Income

For The Six Months Ended June 30, 2011

				Pro Forma		Pro Forma
(millions, except per share data)	Ecolab	Nalco	Adjustment (f)	Adjustments		Combined

Net Sales	$3,217.1	$2,237.0	$(1.8)	$—		$5,452.3

Operating Expenses
Cost of Sales	1,631.2	1,310.6	(5.7)	6.8	(a)	2,942.9
Selling, general and administrative expenses	1,191.2	683.2	(0.8)	74.7	(a)(b)	1,948.3
Special (gains) and charges	44.7	(124.0)	(11.1)			(90.4)
Total operating expenses	2,867.1	1,869.8	(17.6)	81.5		4,800.8

Operating Income	350.0	367.2	15.8	(81.5)		651.5

Other (income) expense, net	—	5.8	(5.8)			—
Interest expense, net	26.6	94.5	2.7	2.5	(c)	126.3
Income before income taxes	323.4	266.9	18.9	(84.0)		525.2

Provision for income taxes	103.4	87.2	7.6	(36.7	)(b)(d)	161.5
Net income including noncontrolling interest	220.0	179.7	11.3	(47.3)		363.7

Less: Net income attributable to noncontrolling interest	0.5	3.9	—	—		4.4
Net income	$219.5	$175.8	$11.3	$(47.3)		$359.3

Earnings attributable to Ecolab per common share
Basic	$0.95	$1.27				$1.20
Diluted	$0.93	$1.26				$1.17

Weighted-average common shares outstanding
Basic	231.8	138.8		(70.0	)(e)	300.6
Diluted	236.2	139.9		(68.7	)(e)	307.4

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined

Statement of Income

For The Three Months Ended September 30, 2011

				Pro Forma		Pro Forma
(millions, except per share data)	Ecolab	Nalco	Adjustment (f)	Adjustments		Combined

Net Sales	$1,736.1	$1,251.0	$(19.8)	$—		$2,967.3

Operating Expenses
Cost of Sales	877.9	730.6	(6.7)	2.9	(a)	1,604.7
Selling, general and administrative expenses	595.3	353.2	3.6	37.1	(a)	989.2
Special (gains) and charges	23.3	(7.1)	19.6	(8.7	)(b)	27.1
Total operating expenses	1,496.5	1,076.7	16.5	31.3		2,621.0

Operating Income	239.6	174.3	(36.3)	(31.3)		346.3

Other (income) expense, net	—	6.0	(6.0)			—
Interest expense, net	13.2	47.3	—	2.4	(c)	62.9
Income before income taxes	226.4	121.0	(30.3)	(33.7)		283.4

Provision for income taxes	71.9	42.3	(5.2)	(17.2	)(b)(d)	91.8
Net income including noncontrolling interest	154.5	78.7	(25.1)	(16.5)		191.6

Less: Net income attributable to noncontrolling interest	0.2	2.0	0.2	—		2.4
Net income	$154.3	$76.7	$(25.3)	$(16.5)		$189.2

Earnings attributable to Ecolab per common share
Basic	$0.67	$0.55				$0.63
Diluted	$0.65	$0.55				$0.61

Weighted-average common shares outstanding
Basic	231.9	138.8		(70.0	)(e)	300.7
Diluted	236.1	140.4		(68.7	)(e)	307.8

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined

Statement of Income

For The Nine Months Ended September 30, 2011

				Pro Forma		Pro Forma
(millions, except per share data)	Ecolab	Nalco	Adjustment (f)	Adjustments		Combined

Net Sales	$4,953.2	$3,488.0	$(21.6)	$—		$8,419.6

Operating Expenses
Cost of Sales	2,509.1	2,041.2	(12.4)	9.7	(a)	4,547.6
Selling, general and administrative expenses	1,786.5	1,036.4	2.8	111.8	(a)(b)	2,937.5
Special (gains) and charges	68.0	(131.1)	8.5	(8.7	)(b)	(63.3)
Total operating expenses	4,363.6	2,946.5	(1.1)	112.8		7,421.8

Operating Income	589.6	541.5	(20.5)	(112.8)		997.8

Other (income) expense, net	—	11.8	(11.8)			—
Interest expense, net	39.8	141.8	2.7	4.9	(c)	189.2
Income before income taxes	549.8	387.9	(11.4)	(117.7)		808.6

Provision for income taxes	175.3	129.5	2.4	(53.9	)(b)(d)	253.3
Net income including noncontrolling interest	374.5	258.4	(13.8)	(63.8)		555.3

Less: Net income attributable to noncontrolling interest	0.7	5.9	0.2	—		6.8
Net income	$373.8	$252.5	$(14.0)	$(63.8)		$548.5

Earnings attributable to Ecolab per common share
Basic	$1.61	$1.82				$1.82
Diluted	$1.58	$1.80				$1.78

Weighted-average common shares outstanding
Basic	231.8	138.8		(70.0	)(e)	300.6
Diluted	236.2	140.1		(68.7	)(e)	307.6

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined

Statement of Income

For The Three Months Ended December 31, 2011

			Combined	Pro Forma		Pro Forma
(millions, except per share data)	Ecolab (g)	Nalco (g)	December (g)	Adjustments		Combined

Net Sales	$1,081.3	$1,019.0	$764.0	$—		$2,864.3

Operating Expenses
Cost of Sales	556.9	609.6	409.6	2.7	(a)	1,578.8
Selling, general and administrative expenses	391.2	307.0	260.4	24.5	(a)	983.1
Special (gains) and charges	18.8	61.0	44.2	(80.5	)(b)	43.5
Total operating expenses	966.9	977.6	714.2	(53.3)		2,605.4

Operating Income	114.4	41.4	49.8	53.3		258.9

Other (income) expense, net	—	—	—			—
Interest expense, net	10.3	31.6	24.1	(3.8	)(c)	62.2
Income before income taxes	104.1	9.8	25.7	57.1		196.7

Provision for income taxes	31.5	37.0	9.5	(1.0	)(b)(d)	77.0
Net income including noncontrolling interest	72.6	(27.2)	16.2	58.1		119.7

Less: Net income attributable to noncontrolling interest	0.2	2.5	—	—		2.7
Net income	$72.4	$(29.7)	$16.2	$58.1		$117.0

Earnings attributable to Ecolab per common share
Basic	$1.61	(0.21)				$0.39
Diluted	$1.58	(0.21)				$0.38

Weighted-average common shares outstanding
Basic	231.8	138.8	(0.4)	(70.5	)(e)	299.7
Diluted	236.2	140.1	(0.4)	(69.4	)(e)	306.5

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined

Statement of Income

For The Twelve Months Ended December 31, 2011

				Combined	Pro Forma		Pro Forma
(millions, except per share data)	Ecolab (g)	Nalco (g)	Adjustment (f)	December	Adjustments		Combined

Net Sales	$6,034.5	$4,507.0	$(21.6)	$764.0	$—		$11,283.9

Operating Expenses
Cost of Sales	3,066.0	2,650.8	(12.4)	409.6	12.4	(a)	6,126.4
Selling, general and administrative expenses	2,177.7	1,343.4	2.8	260.4	136.3	(a)(b)	3,920.6
Special (gains) and charges	86.8	(70.1)	8.5	44.2	(89.2	)(b)	(19.8)
Total operating expenses	5,330.5	3,924.1	(1.1)	714.2	59.5		10,027.2

Operating Income	704.0	582.9	(20.5)	49.8	(59.5)		1,256.7

Other (income) expense, net	—	11.8	(11.8)	—			—
Interest expense, net	50.1	173.4	2.7	24.1	1.1	(c)	251.4
Income before income taxes	653.9	397.7	(11.4)	25.7	(60.6)		1,005.3

Provision for income taxes	206.8	166.5	2.4	9.5	(54.9	)(b)(d)	330.3
Net income including noncontrolling interest	447.1	231.2	(13.8)	16.2	(5.7)		675.0

Less: Net income attributable to noncontrolling interest	0.9	8.4	0.2	—	—		9.5
Net income	$446.2	$222.8	$(14.0)	$16.2	$(5.7)		$665.5

Earnings attributable to Ecolab per common share
Basic	$1.92	$1.61					$2.22
Diluted	$1.89	$1.59					$2.17

Weighted-average common shares outstanding
Basic	231.8	138.8		(0.4)	(70.5	)(e)	299.7
Diluted	236.2	140.1		(0.4)	(69.4	)(e)	306.5

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  Description of the Transaction

Ecolab and Nalco entered into an Agreement and Plan of Merger dated as of July 19, 2011, which we refer to as the merger agreement, pursuant to which Nalco agreed to merge with and into a wholly-owned subsidiary of Ecolab. The merger was completed on December 1, 2011. Upon completion of the merger, the separate existence of Nalco ceased and Ecolab became the parent company of the Ecolab subsidiary surviving the merger and Nalco’s subsidiaries.

At the effective time of the merger, each share of Nalco common stock issued and outstanding immediately prior to the effective time, other than shares owned by Ecolab, Nalco or any of their respective wholly-owned subsidiaries and shares in respect of which appraisal rights had been properly exercised and not withdrawn, was converted into the right to receive, at the election of the stockholder, subject to certain proration and reallocation procedures described below, either 0.7005 shares of Ecolab common stock or $38.80 in cash, without interest. Nalco stockholders did not receive any fractional shares of Ecolab common stock in the merger. Instead, they received a cash payment in lieu of any fractional shares of Ecolab common stock they otherwise would have received in the merger.

Under the merger agreement, approximately 70% of issued and outstanding shares of Nalco common stock immediately prior to the effective time were converted into the right to receive Ecolab common stock and approximately 30% of issued and outstanding shares of Nalco common stock immediately prior to the effective time were converted into the right to receive cash. In order to achieve this 70%/30% stock-cash mix of consideration, the merger agreement provided for pro-rata adjustments to and reallocation of the stock and cash elections made by Nalco stockholders, as well as the allocation of Nalco shares owned by stockholders who failed to make an election.

Depending on the elections made by other Nalco stockholders, Nalco stockholders who elected to receive Ecolab common stock for all of their shares in the merger may have received a portion of their consideration in cash, and Nalco stockholders who elected to receive cash for all of their shares in the merger may have received a portion of their consideration in Ecolab common stock. Nalco stockholders who elected to receive a combination of Ecolab common stock and cash for their shares in the merger may have received Ecolab common stock and cash in a proportion different from that which they elected. The merger agreement also provided for the allocation of shares owned by Nalco stockholders who fail to make an election.

Immediately prior to the completion of the merger, each restricted stock unit held by a non-employee director of Nalco fully vested and was converted into the right to receive either 0.7005 shares of Ecolab common stock or $38.80 in cash, without interest. Each time-vesting restricted stock unit held by certain officers of Nalco fully vested and was settled for shares of Nalco common stock immediately prior to the completion of the merger pursuant to their change of control agreements with Nalco.

Except for the restricted stock unit awards described in the preceding paragraph, Nalco stock options, restricted stock units and performance stock units granted under Nalco’s equity compensation plans or pursuant to any individual equity compensation award agreement, whether vested or unvested, that were outstanding immediately prior to the completion of the merger were automatically converted into an Ecolab stock option, restricted stock unit and performance stock unit, as applicable, on the same or substantially similar terms and conditions as were applicable to such Nalco stock option, restricted stock unit and performance stock unit immediately prior to the merger. Nalco stock options, restricted stock units and performance stock units were converted to Ecolab stock options, restricted stock units or performance stock units based on a stock award exchange ratio calculated in accordance with the merger agreement.

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the interim periods of such years, give effect to the merger and the financing transactions described within as if they had been completed on January 1, 2010.  No unaudited pro forma balance sheet has been provided as the most applicable balance sheet that gives effect to the merger and financing transactions described within is the December 31, 2011 balance sheet, which can be found in Ecolab’s 2011 Form 10-K with the SEC filed on February 28, 2012.

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Ecolab and Nalco. Certain financial statement line items included in Nalco’s historical presentation have been condensed to conform to corresponding financial statement line items included in Ecolab’s historical presentation. This includes the amortization of intangible assets which has been condensed into selling, general and administrative expenses, and restructuring expense, gain on divestitures, and impairment of goodwill which have been condensed into special (gains) and charges. The classification of these items have no impact on the historical operating income, net income, total assets, total liabilities or stockholders’ equity reported by Ecolab or Nalco. Nalco sold its personal care products business and marine chemical business in January 2011 and February 2011, respectively. The marine chemicals and personal care products businesses contributed approximately $70 million and $25 million to net sales and income before income taxes, respectively, for the year ended December 31, 2010.

Additionally, based on Ecolab’s review of Nalco’s summary of significant accounting policies disclosed in Nalco’s financial statements and discussions with Nalco management, the nature and amount of any adjustments to the historical financial statements of Nalco to conform its accounting policies to those of Ecolab were not material.

Assumptions and estimates underlying the unaudited pro forma adjustments are described in these notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the unaudited pro forma condensed combined financial statements as an acquisition of Nalco by Ecolab in accordance with Accounting Standards Codification Topic 805, “Business Combinations,” using the acquisition method of accounting. Under these accounting standards, the total purchase price is disclosed in Note 3 to the unaudited pro forma condensed combined financial statements.  As required under the acquisition method of accounting, Ecolab has recognized most assets and liabilities assumed at fair value as of the acquisition date.  Certain estimated fair values are not yet finalized and are subject to change, which could be significant.

Transaction costs have been excluded from the unaudited pro forma condensed combined statements of income as they reflect charges directly related to the merger which do not have an ongoing impact. Transaction costs have been removed from the unaudited pro forma condensed combined financial statements as disclosed in Note 4.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. Further, the unaudited pro forma condensed combined financial statements do not reflect the effect of any future regulatory actions that may impact the unaudited pro forma condensed combined financial statements.

Note 3. Final Consideration Transferred

The final consideration transferred to acquire all of Nalco’s stock is as follows:

(in millions, except per share)

Cash consideration
Number of Nalco common shares outstanding receiving cash consideration	41.8
Cash consideration per common share outstanding	$38.80
Total cash paid to Nalco shareholders electing cash consideration	$1,621.8
Stock consideration

Number of Nalco common shares outstanding receiving stock consideration	97.5
Exchange ratio	0.7005
Ecolab shares issued to Nalco shareholders electing stock consideration	68.3
Ecolab’s closing stock price on December 1, 2011	$55.62
Total fair value of stock consideration	$3,799.7
Fair value of Nalco equity compensation awards converted to Ecolab awards	$73.5
Total fair value of cash and stock consideration	$5,495.0

The merger has been accounted for using the acquisition method of accounting which requires, among other things, that most assets acquired and liabilities assumed be recognized at fair value as of the acquisition date. Certain estimated values are not yet finalized (see below) and are subject to change, which could be significant.

The following table summarizes the values of Nalco assets acquired and liabilities assumed as of the merger date based on the most recent prelimary purchase price allocation as of March 31, 2012.

Opening
(millions)	Balance Sheet
Current assets	$1,875.00
Property, plant and equipment	1,071.8
Other assets	94.1
Identifiable intangible assets
Customer relationships	2,160.0
Patents	321.0
Trade names	1,230.0
Trademarks	79.0
Other technology	91.0
Total assets acquired	6,921.9

Current liabilities	1,119.9
Long-term debt	2,858.4
Pension and postretirement benefits	505.7
Net deferred tax liability	1,184.6
Noncontrolling interest and other liabilities	192.2
Total liabilities and noncontrolling interests assumed	5,860.8

Goodwill	4,433.9

Total consideration transferred	$5,495.00

The company will finalize the amounts recognized as information necessary to complete the analyses is obtained. The company expects to finalize these amounts in 2012. Amounts for certain contingent liabilities, certain tangible and intangible assets, certain deferred tax assets and liabilities and non-wholly owned subsidiaries remain subject to change.

The customer relationships, patents, finite-lived trademarks and other technology are being amortized over weighted average lives of 15, 14, 15 and 8 years, respectively. The Nalco trade name has been determined to have an indefinite life.

Note 4.  Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)  Depreciation and amortization.  The adjustment to depreciation and amortization expense recorded in cost of sales, or COS, and selling, general and administrative, or SG&A, expenses is a result of the fair market value adjustments to assets acquired and the estimated remaining useful lives. The estimated fair value of depreciable property, plant and equipment, or PP&E, is expected to be amortized on a straight-line basis over estimated useful lives that will generally range from 6 to 26 years, subject to the completion of the purchase price allocation. The weighted-average useful life of depreciable property, plant and equipment is 11 years and of amortizable intangibles is 15 years.

The depreciation and amortization expense adjustment by quarter, which includes new Nalco related amounts, is broken down between COS and SG&A expenses as follows (in millions):

	2011
	Q1	Q2	Q3	Two months ended November 30	Eleven months ended November 30
New COS depreciation (YTD Nov-11)	$28.3	$28.3	$28.3	$18.9	$103.8
Eliminate historic Nalco COS depreciation (YTD Nov-11)	(24.7)	(25.1)	(25.4)	(16.2)	(91.4)
Total COS depreciation adjustment	$3.6	$3.2	$2.9	$2.7	$12.4

New SG&A depreciation (YTD Nov-11)	$9.7	$9.6	$9.6	$6.4	$35.3
Eliminate historic Nalco SG&A depreciation (YTD Nov-11)	(7.6)	(8.9)	(8.5)	(6.1)	(31.1)
Adjustment to SG&A depreciation	2.1	0.7	1.1	0.3	4.2

New SG&A amortization (YTD Nov-11)	45.9	45.9	45.9	30.7	168.4
Eliminate historic Nalco SG&A amortization (YTD Nov-11)	(9.7)	(9.9)	(9.9)	(6.5)	(36.0)
Adjustment to SG&A amortization	36.2	36.0	36.0	24.2	132.4

Total SG&A depreciation & amortization adjustment	$38.3	$36.7	$37.1	$24.5	$136.6

(b)  Non-recurring transaction related items (transaction fees).  Based on the fact that the transaction fees will have no ongoing impact on the results, they have been removed, along with their tax impact, from fiscal year 2011 results. Total Ecolab transaction fees related to the merger were $55 million and Nalco fees related to the merger were $34 million.  The following is a summary of the transaction cost adjustments in each quarter (in millions):

	2011
	Q1	Q2	Q3	Q4	Twelve months ended December 31

Transaction costs	$—	$(0.3)	$(8.7)	$(80.5)	$(89.5)

Tax effect of transaction costs	—	—	1.2	11.0	12.2

(c)  Interest expense.  The net adjustment amount reflects the impact on interest expense of the repayment of  Nalco term loans and the incurrence by Ecolab of additional indebtedness in order to pay the cash portion of the merger consideration and the Nalco debt. Ecolab initially financed the merger through commercial paper borrowings and through proceeds from its $500 million private placement senior notes that were funded in November 2011.  In December 2011, Ecolab issued $3.75 billion of debt securities in a public debt offering which were used to fund a portion of the cash component of the Nalco merger, repay the Nalco term loans and other purposes.  Ecolab repaid $3.0 billion of Nalco’s debt subsequent to the merger.  The offering was a multi-tranche transaction consisting of three, five, ten and thirty year maturities.  Interest rates range from 2.38% to 5.50%. The $500 million private placement senior notes were split into two series: $250 million of seven year notes that mature in 2018 at a rate of 3.69% and $250 million of twelve year notes that mature in 2023 at a rate of 4.32%. Pro forma interest expense assumes total new debt of $5,250.0 million with a weighted average interest rate of 3.3% and includes amortization of $31.1 million of new deferred financing costs. The weighted average interest rate was calculated based on the actual Ecolab debt issuances done in 2011.

The interest expense related to the new debt incurred as a result of the merger assumes the following balances (in millions):

Amount
Commercial paper	$1,000.0
3 year notes	500.0
5 year notes	1,250.0
7 year notes	250.0
10 year notes	1,250.0
12 year notes	250.0
30 year notes	750.0
Total	$5,250.0

The following is a summary of the interest expense adjustments in each period (in millions):

	2011
	Q1	Q2	Q3	Q4	Year ended December 31
Interest on new debt	$43.8	$43.8	$43.8	$43.8	$175.2
Amortization of financing fees	2.0	2.1	2.1	2.1	8.3
Interest expense on Nalco debt retained	2.6	3.7	3.9	2.4	12.6
Pro forma interest	48.4	49.6	49.8	48.3	196.1
Interest expense per Nalco	(48.3)	(47.2)	(47.4)	(52.1)	(195.0)
Adjustment	$0.1	$2.4	$2.4	$(3.8)	$1.1

(d)  Income tax expense.  Nalco’s 2011 global tax rate of 43.7%  has been applied to the unaudited pro forma adjustments related to operating expenses for each interim period during 2011. A high 2011 global rate of 43.7% is due to increased U.S. taxes on foreign operations and incremental foreign withholding taxes specific to 2011.  Nalco’s 2011 combined U.S. federal and state statutory tax rate of 37.6% has been applied to the unaudited pro forma adjustments related to interest expense for each interim period during 2011.

(e)  Shares outstanding.  This presentation reflects the elimination of Nalco’s common stock and the issuance of approximately 68.3 million common shares of Ecolab common stock for the periods presented.

The unaudited pro forma weighted average number of basic shares outstanding is calculated for each period presented by adding Ecolab’s weighted average number of basic shares outstanding for that period and the number of Ecolab shares that were issued to Nalco stockholders as a result of the merger. The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding Ecolab’s weighted average number of diluted shares outstanding for that period and the number of Ecolab shares issued pursuant to the merger as well as 2.4 million shares related to the assumption by Ecolab of Nalco stock options and other equity-based compensation awards. Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

(f)  Adjustment.  Ecolab operates its international business on a November 30 fiscal year. The adjustment lags the international results of Nalco by one month to be consistent with the operating policy of Ecolab.  Also included are certain reclassification adjustments to ensure consistency in reporting across the organization, including eliminating the amounts in Other (income) expense, net presented by Nalco and reclassification of costs from SG&A to COS.

(g) Quarter and year ended December 31, 2011 Ecolab and Nalco.  The Ecolab and Nalco amounts in the columns presented in the fourth quarter of 2011 represent 2 months of U.S. and international results for Ecolab and 2 months of U.S. results and 3 months of international results for Nalco and were derived from the respective accounting records.  The merger was effective December 1, 2011. No international results for Nalco are reported in the combined December 2011 results. The fourth quarter amounts in the Ecolab and Nalco columns are in the respective columns for the year ended December 31, 2011.

Note 5.  Special (gains) and charges

Special (gains) and charges include items that are unusual in nature, significant in amount and important to an understanding of underlying business performance.   Special (gains) and charges were incurred by both Nalco and Ecolab on the unaudited pro forma condensed combined statements of income and include the following items:

	2011
(millions)	Q1	Q2	Q3	Q4	Full Year
Net sales
Customer agreement modification	$—	$—	$—	$29.6	$29.6

Cost of sales
Restructuring charge	0.8		4.5		5.3
Recognition of Nalco inventory fair value step-up				3.6	3.6
Subtotal	0.8	—	4.5	3.6	8.9

Special (gains) and charges
Restructuring charges	8.7	32.4	20.5	16.3	77.9
Business structure and optimization	0.6	0.3	0.3	(0.3)	0.9
Acquisition integration charges	3.6		6.3	27.5	37.4
Gain on sale of business	(136.0)				(136.0)
Subtotal	(123.1)	32.7	27.1	43.5	(19.8)

Impact to operating income	(122.3)	32.7	31.6	76.7	18.7

Interest expense
Loss on extinguishment of debt/other fees	2.8	—	—	1.5	4.3
Total special (gains) and charges	$(119.5)	$32.7	$31.6	$78.2	$23.0

Both Ecolab and Nalco incurred restructuring expenses, representing mostly employee severance and related costs, in programs to improve efficiency and effectiveness of the businesses. These expenses were recorded in cost of sales and special (gains) and charges in the unaudited pro forma condensed combined statements of income.  Ecolab incurred $11.2 million, $29.8 million, $17.1 million and $16.2 million of restructuring charges in the first, second, third and fourth quarters of 2011.  Nalco incurred ($1.7) million, $2.6 million, $7.9 million and $0.1 million of restructuring (credits) and charges in the first, second, third and fourth quarters of 2011.

As a result of the Nalco merger, during 2011, Ecolab incurred merger related charges of $38.9 million. Merger charges have been included as a component of cost of sales, special (gains) and charges and interest expense on the unaudited pro forma condensed combined statements of income. Amounts included in cost of sales included recognition of fair value step-up in Nalco inventory.  Amounts included in special (gains) and charges include integration charges.  Non-recurring transaction related costs and advisory fees have been removed from fiscal year 2011 results (see footnote 4.b.).  Amounts included in interest expense include fees to secure short-term credit facilities in the fourth quarter to initially fund the Nalco merger.

In the fourth quarter of 2011, Ecolab modified a long-term customer agreement that was assumed as part of a previous acquisition. The impact of the modification was included in net sales on the unaudited pro forma condensed combined statements of income, resulting in a sales reduction of $29.6 million.

In the first quarter of 2011, Nalco completed the sale of its personal care and marine chemical businesses which resulted in a gain of $136.0 million recorded in special (gains) and charges.  Proceeds from the sale of these two businesses were $198.4 million.

In the first quarter of 2011, Ecolab completed the purchase of the assets of the Cleantec business of Campbell Brothers Ltd., Brisbane, Queensland, Australia (“Cleantec”). Special (gains) and charges in 2011 included acquisition integration costs incurred to optimize the Cleantec business structure.

In connection with debt repayments and refinancings, Nalco recognized losses on early extinguishment of debt and other refinancing expenses in interest expense of $2.8 million in the first quarter of 2011.

Note 6.  Operating Segment Information

Effective with the Nalco merger, Ecolab added Nalco’s three legacy operating units (Water Services, Paper Services and Energy Services) as additional reportable segments to the merged company’s reporting structure.

Ecolab has renamed the Water Services, Paper Services and Energy Services as the Global Water, Global Paper and Global Energy reportable segments, respectively. With the exception of the water-related business change discussed below, the underlying structure of these segments remain the same.

Ecolab has renamed the International reportable segment to be the International Cleaning, Sanitizing and Other Services segment. With the exception of the water-related business change discussed below, the underlying structure of the International Cleaning, Sanitizing & Other Services segment remains the same.

In addition, due to changes in how the company internally manages and reports the results of its specifically identified water-related businesses within its legacy Ecolab Food & Beverage and Asia Pacific operating units, the water-related businesses were moved from the U.S. Cleaning & Sanitizing and International Cleaning, Sanitizing and Other Services reportable segments to the Global Water reportable segment.

The Corporate segment includes special (gains) and charges reported on the unaudited pro forma condensed combined statements of income as well as investments in the development of business systems and other business efficiency investments.  Also now included is intangible amortization specifically related to the assets acquired in the Nalco merger.

The company’s fifteen operating units are aggregated into six reportable segments: U.S. Cleaning & Sanitizing, U.S. Other Services, International Cleaning Sanitizing and Other Services Global Water, Global Paper and Global Energy. The profitability of the company’s operating segments is evaluated by management based on operating income. Ecolab evaluates the performance of its international operations based on fixed currency exchange rates. The difference between the fixed currency exchange rates and the actual currency rates is reported as “Effect of foreign currency translation” in segment information.  The company has no inter-segment revenues. The unaudited pro forma segment information has been derived from the historical consolidated financial statements and accompanying notes of Ecolab and Nalco. Financial information for each of the company’s reportable segments is presented on an unaudited pro forma basis as follows:

	2011
(millions)	Q1	Q2	Q3	Q4	Full Year

Net Sales
U.S. Cleaning & Sanitizing	$661.1	$723.8	$741.8	$712.2	$2,838.9
U.S. Other Services	107.2	116.5	119.6	113.9	457.2
International Cleaning, Sanitizing & Other Services	697.7	760.0	776.7	793.0	3,027.4
Global Water	469.8	506.2	517.7	520.3	2,014.0
Global Paper	195.8	203.9	210.2	201.9	811.8
Global Energy	417.4	460.2	489.6	506.2	1,873.4
Corporate	—	—	—	(29.6)	(29.6)
Subtotal at fixed currency rates	2,549.0	2,770.6	2,855.6	2,817.9	10,993.1
Effect of foreign currency translation	36.6	96.1	111.7	46.4	290.8
Consolidated	$2,585.6	$2,866.7	$2,967.3	$2,864.3	$11,283.9

Operating Income
U.S. Cleaning & Sanitizing	$115.7	$145.1	$161.0	$146.7	$568.5
U.S. Other Services	14.7	15.9	20.9	18.2	69.7
International Cleaning, Sanitizing & Other Services	43.0	67.9	85.1	84.3	280.3
Global Water	38.6	52.4	55.8	49.9	196.7
Global Paper	20.1	20.5	20.4	14.9	75.9
Global Energy	55.1	67.0	72.8	69.1	264.0
Corporate	69.5	(85.4)	(82.5)	(128.2)	(226.6)
Subtotal at fixed currency rates	356.7	283.4	333.5	254.9	1,228.5
Effect of foreign currency translation	2.0	9.4	12.8	4.0	28.2
Consolidated	$358.7	$292.8	$346.3	$258.9	$1,256.7

The following tables reconcile the segment sales and operating income information reported by Nalco and Ecolab to pro forma information, giving effect to the merger and financing transactions as if they had been consummated on January 1, 2010.  The adjustments to modify the historical Ecolab and Nalco information, which are in the “Ecolab” and “Nalco” columns, are (1) to move Nalco information at historical reported public rates to 2012 fixed currency exchange rates used by Ecolab management as well as to move Ecolab information to the 2012 fixed currency exchange rates, (2) to move Ecolab’s specifically identified water-related businesses within the U.S. Cleaning & Sanitizing and International Cleaning, Sanitizing and Other Services reportable segments to the Global Water reportable segment, and (3) to allocate Nalco Corporate management and centralized costs to the Nalco segments to be comparable with Ecolab’s methodology. The Nalco Corporate cost allocation adjustment was the most significant adjustment and approximated $60 million per quarter.  Also incorporated is the impact of the previous pro forma and other adjustments as disclosed earlier within this document. Ecolab and Nalco amounts in the columns presented in the fourth quarter of 2011 represent 2 months of U.S. and international results for Ecolab and 2 months of U.S. results and 3 months of international results for Nalco and were derived from the respective accounting records.

UNAUDITED PRO FORMA SEGMENT INFORMATION

For the Three Months ended March 31, 2011

(unaudited)

(millions)	Ecolab	Nalco	Adjustments	Pro Forma

Net Sales
U.S. Cleaning & Sanitizing	$681.5	$—	$(20.4)	$661.1
U.S. Other Services	107.2	—	—	107.2
International Cleaning, Sanitizing & Other Services	716.2	—	(18.5)	697.7
Global Water	—	442.9	26.9	469.8
Global Paper	—	197.4	(1.6)	195.8
Global Energy	—	421.1	(3.7)	417.4
Corporate	—	—	—	—
Subtotal at fixed currency rates	1,504.9	1,061.4	(17.3)	2,549.0
Effect of foreign currency translation	13.4	—	23.2	36.6
Consolidated	$1,518.3	$1,061.4	$5.9	$2,585.6

Operating Income
U.S. Cleaning & Sanitizing	$111.9	$—	$3.8	$115.7
U.S. Other Services	14.7	—	—	14.7
International Cleaning, Sanitizing & Other Services	45.0	—	(2.0)	43.0
Global Water	—	67.8	(29.2)	38.6
Global Paper	—	29.1	(9.0)	20.1
Global Energy	—	82.3	(27.2)	55.1
Corporate	(20.6)	67.7	22.4	69.5
Subtotal at fixed currency rates	151.0	246.9	(41.2)	356.7
Effect of foreign currency translation	0.7	—	1.3	2.0
Consolidated	$151.7	$246.9	$(39.9)	$358.7

UNAUDITED PRO FORMA SEGMENT INFORMATION

For the Three Months ended June 30, 2011

(unaudited)

(millions)	Ecolab	Nalco	Adjustments	Pro Forma

Net Sales
U.S. Cleaning & Sanitizing	$752.4	$—	$(28.6)	$723.8
U.S. Other Services	116.5	—	—	116.5
International Cleaning, Sanitizing & Other Services	781.1	—	(21.1)	760.0
Global Water	—	488.5	17.7	506.2
Global Paper	—	211.2	(7.3)	203.9
Global Energy	—	475.9	(15.7)	460.2
Corporate	—	—	—	—
Subtotal at fixed currency rates	1,650.0	1,175.6	(55.0)	2,770.6
Effect of foreign currency translation	48.8	—	47.3	96.1
Consolidated	$1,698.8	$1,175.6	$(7.7)	$2,866.7

Operating Income
U.S. Cleaning & Sanitizing	$143.0	$—	$2.1	$145.1
U.S. Other Services	15.9	—	—	15.9
International Cleaning, Sanitizing & Other Services	71.1	—	(3.2)	67.9
Global Water	—	82.0	(29.6)	52.4
Global Paper	—	31.7	(11.2)	20.5
Global Energy	—	90.7	(23.7)	67.0
Corporate	(35.7)	(84.1)	34.4	(85.4)
Subtotal at fixed currency rates	194.3	120.3	(31.2)	283.4
Effect of foreign currency translation	4.0	—	5.4	9.4
Consolidated	$198.3	$120.3	$(25.8)	$292.8

UNAUDITED PRO FORMA SEGMENT INFORMATION

For the Six Months ended June 30, 2011

(unaudited)

(millions)	Ecolab	Nalco	Adjustments	Pro Forma

Net Sales
U.S. Cleaning & Sanitizing	$1,433.9	$—	$(49.1)	$1,384.8
U.S. Other Services	223.7	—	—	223.7
International Cleaning, Sanitizing & Other Services	1,497.3	—	(39.6)	1,457.7
Global Water	—	931.4	44.6	976.0
Global Paper	—	408.6	(8.8)	399.8
Global Energy	—	897.0	(19.4)	877.6
Corporate	—	—	—	—
Subtotal at fixed currency rates	3,154.9	2,237.0	(72.3)	5,319.6
Effect of foreign currency translation	62.2	—	70.5	132.7
Consolidated	$3,217.1	$2,237.0	$(1.8)	$5,452.3

Operating Income
U.S. Cleaning & Sanitizing	$254.9	$—	$5.9	$260.8
U.S. Other Services	30.6	—	—	30.6
International Cleaning, Sanitizing & Other Services	116.1	—	(5.2)	110.9
Global Water	—	149.8	(58.8)	91.0
Global Paper	—	60.8	(20.2)	40.6
Global Energy	—	173.0	(50.9)	122.1
Corporate	(56.3)	(16.4)	56.8	(15.9)
Subtotal at fixed currency rates	345.3	367.2	(72.4)	640.1
Effect of foreign currency translation	4.7	—	6.7	11.4
Consolidated	$350.0	$367.2	$(65.7)	$651.5

UNAUDITED PRO FORMA SEGMENT INFORMATION

For the Three Months ended September 30, 2011

(unaudited)

(millions)	Ecolab	Nalco	Adjustments	Pro Forma

Net Sales
U.S. Cleaning & Sanitizing	$763.1	$—	$(21.3)	$741.8
U.S. Other Services	119.6	—	—	119.6
International Cleaning, Sanitizing & Other Services	797.0	—	(20.3)	776.7
Global Water	—	521.4	(3.7)	517.7
Global Paper	—	219.4	(9.2)	210.2
Global Energy	—	510.2	(20.6)	489.6
Corporate	—	—	—	—
Subtotal at fixed currency rates	1,679.7	1,251.0	(75.1)	2,855.6
Effect of foreign currency translation	56.4	—	55.3	111.7
Consolidated	$1,736.1	$1,251.0	$(19.8)	$2,967.3

Operating Income
U.S. Cleaning & Sanitizing	$157.7	$—	$3.3	$161.0
U.S. Other Services	20.9	—	—	20.9
International Cleaning, Sanitizing & Other Services	88.1	—	(3.0)	85.1
Global Water	—	101.8	(46.0)	55.8
Global Paper	—	35.7	(15.3)	20.4
Global Energy	—	102.8	(30.0)	72.8
Corporate	(33.4)	(66.0)	16.9	(82.5)
Subtotal at fixed currency rates	233.3	174.3	(74.1)	333.5
Effect of foreign currency translation	6.3	—	6.5	12.8
Consolidated	$239.6	$174.3	$(67.6)	$346.3

UNAUDITED PRO FORMA SEGMENT INFORMATION

For the Nine Months ended September 30, 2011

(unaudited)

(millions)	Ecolab	Nalco	Adjustments	Pro Forma

Net Sales
U.S. Cleaning & Sanitizing	$2,197.0	$—	$(70.4)	$2,126.6
U.S. Other Services	343.3	—	—	343.3
International Cleaning, Sanitizing & Other Services	2,294.3	—	(59.9)	2,234.4
Global Water	—	1,452.8	40.9	1,493.7
Global Paper	—	628.0	(18.0)	610.0
Global Energy	—	1,407.2	(40.0)	1,367.2
Corporate	—	—	—	—
Subtotal at fixed currency rates	4,834.6	3,488.0	(147.4)	8,175.2
Effect of foreign currency translation	118.6	—	125.8	244.4
Consolidated	$4,953.2	$3,488.0	$(21.6)	$8,419.6

Operating Income
U.S. Cleaning & Sanitizing	$412.6	$—	$9.2	$421.8
U.S. Other Services	51.5	—	—	51.5
International Cleaning, Sanitizing & Other Services	204.2	—	(8.2)	196.0
Global Water	—	251.6	(104.8)	146.8
Global Paper	—	96.5	(35.5)	61.0
Global Energy	—	275.8	(80.9)	194.9
Corporate	(89.7)	(82.4)	73.7	(98.4)
Subtotal at fixed currency rates	578.6	541.5	(146.5)	973.6
Effect of foreign currency translation	11.0	—	13.2	24.2
Consolidated	$589.6	$541.5	$(133.3)	$997.8

UNAUDITED PRO FORMA SEGMENT INFORMATION

For the Three Months ended December 31, 2011

(unaudited)

			December
(millions)	Ecolab	Nalco	Combined	Adjustments	Pro Forma

Net Sales
U.S. Cleaning & Sanitizing	$464.8	$—	$268.5	$(21.1)	$712.2
U.S. Other Services	77.5	—	36.4	—	113.9
International Cleaning, Sanitizing & Other Services	518.6	—	287.8	(13.4)	793.0
Global Water	—	430.4	67.2	22.7	520.3
Global Paper	—	171.0	33.9	(3.0)	201.9
Global Energy	—	417.6	92.3	(3.7)	506.2
Corporate	—	—	(29.6)	—	(29.6)
Subtotal at fixed currency rates	1,060.9	1,019.0	756.5	(18.5)	2,817.9
Effect of foreign currency translation	20.4	—	7.5	18.5	46.4
Consolidated	$1,081.3	$1,019.0	$764.0	$0.0	$2,864.3

Operating Income
U.S. Cleaning & Sanitizing	$75.2	$—	$68.9	$2.6	$146.7
U.S. Other Services	13.5	—	4.7	0.0	18.2
International Cleaning, Sanitizing & Other Services	47.1	—	39.2	(2.0)	84.3
Global Water	—	71.2	11.0	(32.3)	49.9
Global Paper	—	20.2	6.2	(11.5)	14.9
Global Energy	—	77.0	17.7	(25.6)	69.1
Corporate	(23.2)	(123.2)	(99.0)	117.2	(128.2)
Subtotal at fixed currency rates	112.6	45.2	48.7	48.4	254.9
Effect of foreign currency translation	1.8	—	0.8	1.4	4.0
Consolidated	$114.4	$45.2	$49.5	$49.8	$258.9

UNAUDITED PRO FORMA SEGMENT INFORMATION

For the Twelve Months ended December 31, 2011

(unaudited)

	Ecolab	Nalco	Combined		Pro Forma
(millions)	Eleven Months	Eleven Months	December	Adjustments	Combined

Net Sales
U.S. Cleaning & Sanitizing	$2,661.8	$—	$268.5	$(91.5)	$2,838.8
U.S. Other Services	420.8	—	36.3	0.1	457.2
International Cleaning, Sanitizing & Other Services	2,812.9	—	287.9	(73.4)	3,027.4
Global Water	—	1,883.2	67.2	63.6	2,014.0
Global Paper	—	799.0	33.9	(21.0)	811.9
Global Energy	—	1,824.8	92.3	(43.7)	1,873.4
Corporate	—	—	(29.6)	—	(29.6)
Subtotal at fixed currency rates	5,895.5	4,507.0	756.5	(165.9)	10,993.1
Effect of foreign currency translation	139.0	—	7.5	144.3	290.8
Consolidated	$6,034.5	$4,507.0	$764.0	$(21.6)	$11,283.9

Operating Income
U.S. Cleaning & Sanitizing	$487.8	$—	$68.9	$11.8	$568.5
U.S. Other Services	65.0	—	4.7	—	69.7
International Cleaning, Sanitizing & Other Services	251.3	—	39.2	(10.2)	280.3
Global Water	—	322.8	11.0	(137.1)	196.7
Global Paper	—	116.7	6.2	(47.0)	75.9
Global Energy	—	352.8	17.7	(106.5)	264.0
Corporate	(112.9)	(205.6)	(99.0)	190.9	(226.6)
Subtotal at fixed currency rates	691.2	586.7	48.7	(98.1)	1,228.5
Effect of foreign currency translation	12.8	—	0.8	14.6	28.2
Consolidated	$704.0	$586.7	$49.5	$(83.5)	$1,256.7

Note 7.  Supplemental Operating Income and Diluted Earnings per Share Information

This supplemental information includes the Non-GAAP measure of adjusted pro forma operating income and adjusted pro forma diluted earnings per share for the year ended December 31, 2011, together with interim periods of such year.  Ecolab uses certain Non-GAAP measures internally to evaluate performance in making financial and operating decisions, including with respect to incentive compensation.  Ecolab believes that the presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

These measures are not in accordance with, or an alternative to GAAP, and may be different from Non-GAAP measures used by other companies.  Investors should not rely on any single financial measure when evaluating Ecolab’s business.  Ecolab recommends that investors view these measures in conjunction with the GAAP measures included in Ecolab’s Annual Report on Form 10-K for the year ended December 31, 2011 and Nalco’s Quarterly Report on Form 10-Q for the period ended September 30, 2011.

The table below provides reconciliations of pro forma operating income to the Non-GAAP measure of adjusted pro forma operating income and pro forma diluted earnings per share to the Non-GAAP measure of adjusted pro forma diluted earnings per share.   For additional information on special (gains) and charges, see Note 5. The unaudited pro forma condensed combined statements of income provided earlier within this document present the adjustment of historical diluted EPS to pro forma diluted EPS. Amounts are in millions, except per share amounts.

ECOLAB INC.

SUPPLEMENTAL OPERATING INCOME & DILUTED EPS INFORMATION

(unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year
	Ended	Ended	Ended	Ended	Ended
	Mar. 31	June 30	Sept. 30	Dec. 31	Dec. 31
	2011	2011	2011	2011	2011

Pro forma operating income	$358.7	$292.8	$346.3	$258.9	$1,256.7

Adjustment for special (gains) and charges	(122.3)	32.7	31.6	76.7	18.7

Adjusted pro forma operating income	$236.4	$325.5	$377.9	$335.6	$1,275.4

Pro forma diluted earnings per share	$0.59	$0.58	$0.61	$0.38	$2.17

Adjustments:
Special (gains) and charges	(0.20)	0.09	0.08	0.11	0.07
Tax expense (benefits)	(0.01)	(0.03)	—	0.03	(0.01)

Adjusted Pro forma diluted earnings per share	$0.38	$0.64	$0.69	$0.51	$2.23

Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

Special (gains) and charges include the amounts in Note 5 tax effected by the applicable statutory rate.

First quarter 2011 discrete tax benefits primarily includes an adjustment related to a foreign tax reserve partially offset by the impact of a change in the blended U.S. state tax rate. Second quarter 2011 discrete tax benefits primarily include discrete tax impacts associated with optimizing the business structure and recognizing settlements and adjustments related to prior year tax returns. Fourth quarter discrete tax expense primarily includes expense related to the realizablity of foreign net operating loss carryforwards.